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                                                                       EXHIBIT 5



                     RESOLUTIONS OF THE BOARD OF DIRECTORS

                                       OF

                          INTERCARIBBEAN SERVICES LTD.


The undersigned, being the Board of Directors of INTERCARIBBEAN SERVICES LTD., an International Business Company existing and operating under the laws of the British Virgin Islands (the "Company"), hereby consent to the adoption of the following resolutions:

      RESOLVED, that the following be and hereby are appointed as Attorneys-in-Fact of the Company:



      Robert King                                     /s/ ROBERT KING
                                                          ----------------------
                                                          Specimen signature



      Jan Bootsma                                     /s/ JAN BOOTSMA
                                                          ----------------------
                                                          Specimen signature


Adopted and signed this 28th day of September, 2001.



/s/ JOSEPHUS HORSTEN                                  /s/ FAY ROBERTS
    -------------------------                             ----------------------
        Josephus Horsten                                       Fay Roberts
            Director                                             Director